EXHIBIT 15

August 1, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated July 31, 2019 and May 1, 2019 on our reviews of interim financial information of Sonoco Products Company, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and March 31, 2019 are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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